UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PUTNAM SUSTAINABLE LEADERS FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

One Franklin Parkway San Mateo, CA 94403 franklintempleton.com

October XX, 2026

IMPORTANT UPDATE: Special Shareholder Meeting Adjourned to November 10, 2026, 11:00 a.m. ET

Vote Your Putnam Sustainable Leaders Shares Now.

Dear Valued Shareholder:

The special shareholder meeting for Putnam Sustainable Leaders Fund has been adjourned to November 10, 2026, and your vote is needed now more than ever.

We Still Haven’t Received Your Vote.

Acting now ensures your shares are represented and will stop further outreach from EQ Fund Solutions (EQFS), the fund’s proxy agent, about this proposal.

If approved, the proposed new advisory agreement and the repositioning of your Putnam Sustainable Leaders Fund from a sustainable large-cap equity fund to a mid-cap equity fund is expected to:

●	Simplify pricing
●	Expand distribution
●	Lift certain investment restrictions

  VOTING INSTRUCTIONS:

1.  Click one of the voting options below.

2.  A reply email will be auto generated to submit.

3.  In the reply email, please enter your first and last name in the boxes provided and click SEND

You may also vote by calling (800) 290-6432. A proxy agent is available from 9 a.m. to 10 p.m. ET, Monday to Friday and Saturday, 10 a.m. to 6 p.m. Eastern Time.

For more information on the proposal, please refer to the proxy statement previously mailed in August or access it at https://vote.proxyonline.com/franklin/docs. If you have any questions, please contact EQFS at (800) 290-6432.

Sincerely,

Robert L. Reynolds	Barbara M. Baumann
President	Chair
The Putnam Funds	Board of Trustees
The Putnam Funds

Text 1.

The Special Shareholder Meeting was adjourned to November 10th, and we need your vote on Putnam Sustainable Leaders Fund’s new advisory agreement, which if approved will result in the repositioning of the fund.

VOTE NOW! Reply FOR, AGAINST, or ABSTAIN.

Vote now, and you won’t be contacted again about this matter.

Reply STOP to end these communications.

Text 2.

WE STILL NEED YOUR VOTE!

The proposed advisory agreement and repositioning of the Putnam Sustainable Leaders Fund to a mid-cap equity fund are expected to:

●	Simplify pricing
●	Expand distribution
●	Lift certain investment restrictions

VOTE NOW by calling 800-290-6432 or replying FOR, AGAINST, or ABSTAIN.

Vote now to avoid further contact about this matter.

Reply STOP to end these communications.

Text 3.

The meeting was adjourned, and we still need your help!

Your Putnam Sustainable Leaders Fund cannot be repositioned unless shareholders approve the new advisory agreement.

Reply FOR, AGAINST, or ABSTAIN to vote, or MORE to review the proposal. To speak with a representative, call 800-290-6432.

Vote now to avoid additional reminders.

Reply STOP to end these communications.

Text 4.

The adjourned meeting is approaching, and we still need your vote on the proposed advisory agreement for the Putnam Sustainable Leaders Fund. Voting takes only a few moments.

VOTE NOW by replying FOR, AGAINST, or ABSTAIN, or by calling toll-free at 800-290-6432.

Vote now, and you won’t be contacted again about this matter.

Reply STOP to stop receiving these communications.

Text 5.

Without your vote on the new advisory agreement, the repositioning of Putnam Sustainable Leaders Fund will not happen.

To vote, REPLY to this message FOR, AGAINST, or ABSTAIN. Or call us at 800-290-6432. We can record your vote during the call.

Vote now, and you won’t be contacted again about this matter.

Reply STOP to stop receiving these communications.